MODIFICATION AGREEMENT

THIS MODIFICATION AGREEMENT, dated as of August 6, 2007 (this “Agreement”), of that certain Credit Agreement referenced below is by and among TEMPUR WORLD, LLC, a Delaware limited liability company (as successor by merger to Tempur World Holdings, LLC, a Delaware limited liability company, and Tempur-Pedic, Inc., a Kentucky corporation), and TEMPUR PRODUCTION USA, INC., a Virginia corporation, as Domestic Borrowers, DAN-FOAM ApS, a private limited liability company existing under the laws of Denmark, as Foreign Borrower, TEMPUR-PEDIC INTERNATIONAL INC., a Delaware corporation, and certain of its subsidiaries and affiliates, as Domestic Guarantors, TEMPUR WORLD HOLDINGS, S.L., a company organized under the laws of Spain, and TEMPUR DANMARK A/S, a stock company existing under the laws of Denmark, as Foreign Guarantors, the Lenders party hereto, the L/C Issuers party hereto, BANK OF AMERICA, N.A., as Administrative Agent and Domestic Collateral Agent, and NORDEA BANK DANMARK A/S, as Foreign Collateral Agent.  Capitalized terms used but not otherwise defined herein shall have the meanings provided in the Credit Agreement.

W I T N E S S E T H

WHEREAS, a credit facility was established in favor of the Borrowers pursuant to the terms of that certain Credit Agreement, dated as of October 18, 2005 (as amended, restated, extended, supplemented or otherwise modified, the “Credit Agreement”), among the Borrowers named therein, the Guarantors named therein, the Lenders party thereto, the Administrative Agent, the Domestic Collateral Agent and the Foreign Collateral Agent;

WHEREAS, pursuant to Section 2.01(h) of the Credit Agreement, the Domestic Borrowers have requested that the aggregate amount of commitments for Domestic Revolving Loans be increased by $100 million from $490 million to $590 million; and

WHEREAS, certain of the Domestic Revolving Lenders have agreed to increase their Domestic Revolving Commitments pursuant to Section 2.01(h) of the Credit Agreement, as shown on Schedule 2.01 attached hereto, on the terms and conditions set forth herein;

NOW, THEREFORE, IN CONSIDERATION of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.           Increase in Domestic Revolving Commitments.  Each of the Domestic Revolving Lenders party to this Agreement agrees to provide Domestic Revolving Commitments under the Credit Agreement as set forth on Schedule 2.01 attached hereto.  The Domestic Revolving Commitment Percentages are revised to be as set forth on Schedule 2.01 attached hereto.  Schedule 2.01 to the Credit Agreement is amended as set forth on Schedule 2.01 attached hereto.

2.           Conditions Precedent.  This Agreement shall be effective immediately upon receipt by the Administrative Agent of all of the following, each in form and substance satisfactory to the Administrative Agent and the Domestic Revolving Lenders party hereto:

(a)           Executed Agreement.  Counterparts of this Agreement duly executed by the Credit Parties and the Required Lenders;

(b)           Secretary’s Certificate.  A duly executed certificate of a Responsible Officer of each of the Domestic Borrowers and the Domestic Guarantors, attaching each of the following documents and certifying that each is true, correct and complete and in full force and effect as of the date of this Agreement:

(i)           Charter Documents.  Copies of its articles or certificate of incorporation or formation or equivalent, certified to be true, correct and complete as of a recent date by the appropriate Governmental Authority of the jurisdiction of its organization or formation, unless a Responsible Officer certifies in the secretary’s certificate that articles or certificate of incorporation or formation previously delivered to the Administrative Agent at the closing of Amendment No. 3 has not been amended, supplemented or otherwise modified and remain in full force and effect as of the date hereof;

(ii)           Bylaws.  Copies of its bylaws, operating agreement or partnership agreement, unless a Responsible Officer certifies in the secretary’s certificate that the bylaws previously delivered to the Administrative Agent at the closing of Amendment No. 3 have not been amended, supplemented or otherwise modified and remain in full force and effect as of the date hereof;

(iii)                      Resolutions.  Copies of its resolutions approving and adopting this Agreement, the transactions contemplated herein, and authorizing the execution and delivery hereof;

(iv)                      Incumbency.  Incumbency certificates identifying its Responsible Officers who are authorized to execute this Agreement and related documents and to act on its behalf in connection with this Agreement and the Credit Documents, unless a Responsible Officer certifies in the secretary’s certificate that the incumbency certificates previously delivered to the Administrative Agent at the closing of Amendment No. 3 have not been amended, supplemented or otherwise modified and remain in full force and effect as of the date hereof; and

(v)           Good Standing Certificates.  A certificate of good standing or the equivalent from its jurisdiction of organization or formation certified as of a recent date by the appropriate Governmental Authority.

(c)           Legal Opinions.  Opinions of legal counsel to the Domestic Borrowers and the Domestic Guarantors in form and substance acceptable to the Administrative Agent.

(d)           Fees and Expenses.  Payment of all fees and expenses (including fees and expenses of counsel to the Administrative Agent) in connection with this Agreement, including upfront fees, if any, in respect of the new commitments so established.

For purposes of determining compliance with the conditions specified in this Section 2, each of the Lenders that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required hereunder to be consented to or approved by or acceptable or satisfactory to a Lender, unless the Administrative Agent shall have received notice from such Lender prior to the effectiveness of this Agreement specifying its objection thereto.

3.           Effectiveness of Agreement.  Upon execution and delivery of this Agreement, all references to the Credit Agreement in each of the Credit Documents shall hereafter mean the Credit Agreement as modified by this Agreement.  Except as specifically modified or amended hereby or otherwise agreed in writing, the Credit Agreement and the other Credit Documents (including, in each case, schedules and exhibits thereto) are hereby ratified and confirmed and shall remain in full force and effect according to its terms.

4.           Representations and Warranties; Defaults.  Each of the Borrowers and the Guarantors affirms the following:

(a)           all necessary action to authorize the execution, delivery and performance of this Agreement has been taken;

(b)           after giving effect to this Agreement, the representations and warranties set forth in the Credit Agreement and the other Credit Documents are true and correct in all material respects as of the date hereof (except those which expressly relate to an earlier period);

(c)           before and after giving effect to this Agreement, no Default or Event of Default shall exist; and

(d)           the liens and security interests created and granted in the Credit Documents remain in full force and effect, and this Agreement is not intended to adversely affect or impair such liens and security interests in any manner.

5.           Guarantor Acknowledgments.

       (a)           Each Domestic Guarantor hereby (i) acknowledges and consents to all of the terms and conditions of this Agreement, (ii) reaffirms that, jointly and severally together with the other Domestic Guarantors, it guarantees the prompt payment and performance of their obligations as provided in Article IV of the Credit Agreement and (iii) acknowledges and agrees that the such obligations will include any Obligations with respect to or resulting from the increase in the Aggregate Domestic Revolving Committed Amount as provided hereunder.

       (b)           Each Foreign Guarantor hereby (i) acknowledges and consents to all of the terms and conditions of this Agreement and (ii) reaffirms that, jointly and severally together with the other Foreign Guarantors, it guarantees the prompt payment and performance of their obligations as provided in Article IV of the Credit Agreement.

6.           Domestic Revolving Lenders’ Representation and Warranties.  Each of the Domestic Revolving Lenders (including the New Lenders) party to this Agreement represents and warrants that it has full power and authority, and has taken all action necessary, to execute and deliver this Agreement and to consummate the transactions contemplated hereby.

7.           Full Force and Effect.  Except as modified hereby, all of the terms and provisions of the Credit Agreement and the other Credit Documents (including schedules and exhibits thereto) shall remain in full force and effect.

8.           Counterparts.  This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.  Delivery by any party hereto of an executed counterpart of this Agreement by facsimile shall be effective as such party’s original executed counterpart and shall constitute a representation that such party’s original executed counterpart will be delivered.

9.           Fees and Expenses.  Pursuant to Section 11.04(a) of the Credit Agreement, the Domestic Borrowers shall pay all reasonable costs and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Agreement, including the reasonable fees and expenses of Moore & Van Allen, PLLC.

10.           Prepayment of Loans; Break-Funding Costs.  The Domestic Borrowers shall prepay any Loans outstanding on the date that the increase in the Aggregate Domestic Revolving Committed Amount becomes effective (and pay any additional amounts required pursuant to Section 3.05 of the Credit Agreement) to the extent necessary to keep the outstanding Loans ratable with any revised Domestic Revolving Commitment Percentages arising from any nonratable increase in the Domestic Revolving Commitments.

11.           Governing Law.  This Agreement shall be governed by, and construed in accordance with, the law of the State of New York.

IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Agreement to be duly executed and delivered as of the date first above written.

DOMESTIC BORROWER:

TEMPUR WORLD, LLC (as successor by merger to Tempur World Holdings, LLC, a Deleware limited liability company, and Tempur-Pedic. Inc., a Kentucky corporation), a Delaware limited liability company

By:	/s/ William H. Poche
William H. Poche
Treasurer and Assistant Secretary

TEMPUR PRODUCTION USA, INC,
a Virgina corporation

By:	/s/ William H. Poche
William H. Poche
Treasurer

FOREIGN BORROWER:

DAN-FOAM ApS,
a private limited liability company existing under the laws of Denmark

By:	/s/ Dale E. Williams
Dale E. Williams
Attorney in Fact

DOMESTIC GUARANTORS:

TEMPUR-PEDIC INTERNATIONAL INC.,
a Delaware corporation

By:	/s/ William H. Poche
William H. Poche
Treasurer and Assistant Secretary

TEMPUR-PEDIC NORTH AMERICA, INC.,
a Delaware corporation (formerly known as Tempur-Pedic Retail, Inc. and as Tempur-Pedic NA, Inc. and successor in interest to Tempur-Pedic Medical, Inc. and Tempur-Pedic, Direct Response, Inc.)

By:	/s/ William H. Poche
William H. Poche
Treasurer and Secretary

DAWN SLEEP TECHNOLOGIES, INC.,
a Delaware corporation

By:	/s/ William H. Poche
William H. Poche
Treasurer and Secretary

TEMPUR-PEDIC TECHNOLOGIES, INC.,
a Delaware corporation

By:	/s/ William H. Poche
William H. Poche
Treasurer and Secretary

FOREIGN GUARANTORS:

TEMPUR WORLD HOLDINGS, S.L.,
a company organized under the laws of Spain

By:	/s/ Dale E. Williams
Dale E. Williams
Director

TEMPUR DANMARK A/S,
a stock company existing under the laws of Denmark

By:	/s/ Dale E. Williams
Dale E. Williams
Attorney in Fact

 ADMINISTRATIVE AGENT:

BANK OF AMERICA, N.A.,
as Administrative Agent and Domestic Collateral Agent

By:	/s/ Anne Zeschke
Anne Zeschke
Assistant Vice President

LENDERS:

BANK OF AMERICA, N.A.,
as Domestic L/C Issuer and as a Lender

By:	/s/ Thomas C. Kilcrease, Jr.
Thomas C. Kilcrease, Jr.
Senior Vice President

NORDEA BANK DANMARK A/S,
as Foreign L/C Issuer, Foreign Swingline Lender, Foreign Collateral Agent and a Lender

/s/ Hans Christiansen	/s/ Kaj Skouboe
Hans Christiansen	Kaj Skouboe
Head of Corporate	Region Branch Manager

FIFTH THIRD BANK
as Lender and Domestic Swingline Lender

By:	/s/ William D. Craycraft
William D. Craycraft
Vice President

SUNTRUST BANK
as a Lender

By:	/s/ Susan M. Hall
Susan M. Hall
Managing Director

WELLS FARGO BANK, N.A.,
as a Lender

By:	/s/ Bryan Hulker
Bryan Hulker
Vice President

REGIONS BANK
as a Lender

By:	/s/ Scott Corley
Scott Corley
Senior Vice President

NATIONAL CITY BANK,
as a Lender

By:	/s/ Susan A. Dean
Susan A. Dean
Senior Vice President